     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 1998
                                    REGISTRATION NOS. 333-       AND 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                            ------------------------

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

           STARWOOD HOTELS & RESORTS                STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS    (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                    CHARTER)                                         CHARTER)

                    MARYLAND                                         MARYLAND
          (STATE OR OTHER JURISDICTION                     (STATE OR OTHER JURISDICTION
       OF INCORPORATION OR ORGANIZATION)                OF INCORPORATION OR ORGANIZATION)

                   52-0901263                                       52-1193298
      (I.R.S. EMPLOYER IDENTIFICATION NO.)             (I.R.S. EMPLOYER IDENTIFICATION NO.)

       2231 E. CAMELBACK ROAD, SUITE 410                2231 E. CAMELBACK ROAD, SUITE 400
             PHOENIX, ARIZONA 85016                           PHOENIX, ARIZONA 85016
                 (602) 852-3900                                   (602) 852-3900
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

             ITT CORPORATION 401(K)                           ITT CORPORATION 401(K)
            RETIREMENT SAVINGS PLAN                          RETIREMENT SAVINGS PLAN
            (FULL TITLE OF THE PLAN)                         (FULL TITLE OF THE PLAN)

              BARRY S. STERNLICHT                                RONALD C. BROWN
      CHAIRMAN AND CHIEF EXECUTIVE OFFICER         EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL
                                                                     OFFICER
           STARWOOD HOTELS & RESORTS                        STARWOOD HOTELS & RESORTS
       2231 E. CAMELBACK ROAD, SUITE 410                         WORLDWIDE, INC.
             PHOENIX, ARIZONA 85016                     2231 E. CAMELBACK ROAD, SUITE 400
    (NAME AND ADDRESS OF AGENT FOR SERVICE)                   PHOENIX, ARIZONA 85016
                                                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                 (602) 852-3900                                   (602) 852-3900
(TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT
                  FOR SERVICE)                                     FOR SERVICE)

                                   COPIES TO:

            SHERWIN L. SAMUELS, ESQ.                          LAURA A. LOFTIN, ESQ.
                SIDLEY & AUSTIN                                  SIDLEY & AUSTIN
             555 WEST FIFTH STREET                            555 WEST FIFTH STREET
         LOS ANGELES, CALIFORNIA 90013                    LOS ANGELES, CALIFORNIA 90013
                 (213) 896-6000                                   (213) 896-6000

                        CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                                        PROPOSED             PROPOSED
                                                    AMOUNT               MAXIMUM              MAXIMUM             AMOUNT OF
            TITLE OF SECURITIES                      TO BE           OFFERING PRICE          AGGREGATE          REGISTRATION
              TO BE REGISTERED                    REGISTERED          PER SHARE(1)       OFFERING PRICE(1)           FEE
--------------------------------------------------------------------------------------------------------------------------------
Shares of beneficial interest, $0.01 par
  value, of Starwood Hotels & Resorts,
  paired with shares of common stock, $0.01
  par value, of Starwood Hotels & Resorts
  Worldwide, Inc. (2) ......................        500,000              $46.34             $23,171,900            $6,836
================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rules 457(c) and (h)(1) under the Securities Act of 1933, based upon the average of the high and low prices of the shares as of June 24, 1998.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also registers an undeterminate amount of interests to be offered or sold pursuant to the ITT Corporation 401(k) Retirement Savings Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
  Part I of Form S-8.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed by Starwood Hotels & Resorts, a Maryland real estate investment trust (Commission File No. 1-6828) (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (Commission File No. 1-7959) (the "Corporation" and, together with the Trust, the "Company") or the ITT Corporation 401(k) Retirement Savings Plan (the "Plan"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and are made a part hereof:

          (a) The Company's Joint Annual Report on Form 10-K for the year ended December 31, 1997;

          (b) The Company's Joint Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended;

          (c) The Company's Joint Current Reports on Form 8-K dated January 2, 1998, February 3, 1998, February 23, 1998, February 24, 1998, and April 24, 1998;

          (d) The description of the Company's Paired Shares contained in the Registration Statement on Form 8-A filed by the Company with the Commission on October 3, 1986; and

          (e) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997.

     All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (e) above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Corporation's charter and the Amended and Restated Declaration of the Trust provide that the Corporation and the Trust, respectively, shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the Maryland General Corporation Law (the "MGCL") and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law" and together with the MGCL, the "Maryland Statutes"), respectively. The Maryland Statutes require a corporation or a Maryland real estate investment trust (a "Maryland REIT") (unless its charter or declaration provides otherwise, which the Corporation Articles and the Trust Declaration do not) to indemnify a director, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The Maryland Statutes permit a corporation or Maryland REIT to indemnify its present and former directors, trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacity unless it is established that (a) the act or omission of the director, trustee or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director, trustee or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director, trustee or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland Statutes, a Maryland corporation or a Maryland REIT may not indemnify for an adverse judgment in a suit by or in the right of the corporation or the Maryland REIT or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland Statutes permit a corporation or a Maryland REIT to advance reasonable expenses to a director, trustee or officer upon the receipt by the corporation or the Maryland REIT of (a) written affirmation by the director, trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation or the Maryland REIT if it shall ultimately be determined that the standard of conduct was not met.

     The Company has entered into indemnification agreements with its directors, trustees and executive officers providing for the maintenance of directors, trustees and officers liability insurance, subject to certain conditions, and the indemnification of and advance of expenses to such directors, trustees and executive officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

    EXHIBIT
    NUMBER                        DESCRIPTION OF EXHIBIT
    -------                       ----------------------
     4.1       Amended and Restated Declaration of Trust of the Trust, as
               amended (incorporated by reference to Exhibit 3.1 of the
               Company's Joint Annual Report on Form 10-K for the fiscal
               year ended December 31, 1997 (the "1997 Form 10-K")).
     4.2       Amended and Restated Articles of Incorporation of the
               Corporation, as amended (incorporated by reference to
               Exhibit 3.2 of the 1997 Form 10-K).
     4.3       Amended and Restated Trustees' Regulations of the Trust, as
               amended (incorporated by reference to Exhibit 3.3 of the
               1997 Form 10-K).
     4.4       Amended and Restated Bylaws of the Corporation, as amended
               (incorporated by reference to Exhibit 3.4 of the 1997 Form
               10-K).
     4.5       Pairing Agreement dated June 25, 1986, between the Trust and the Corporation (incorporated by reference to Exhibit 4.1 to the Company's Joint Annual Report on Form 10-K for the year ended December 31, 1994).
     4.6       Amendment No. 1 to the Pairing Agreement dated as of
               February 1, 1995, between the Trust and the Corporation
               (incorporated by reference to Exhibit 4.1 to the Company's
               Joint Annual Report on Form 10-K for the year ended December
               31, 1994).
     4.7       Amendment No. 2 to the Pairing Agreement dated as of January
               2, 1998, between the Trust and the Corporation (incorporated by reference to Exhibit 4.3 to the 1997 Form 10-K).
     5.1*      Opinion of Piper & Marbury L.L.P.
     5.2*      Internal Revenue Service determination letter dated February
               17, 1998.
    23.1*      Consent of Coopers & Lybrand L.L.P.
    23.2*      Consent of Arthur Andersen LLP.
    23.3*      Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1).
    24.1*      Powers of Attorney (included on the signature pages hereto).

---------------

* Filed herewith.

ITEM 9. UNDERTAKINGS

     Each of the undersigned registrants (the "Registrants') hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(ii) and (1)(iii) do not apply if this Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If either Registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that such Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     Each Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such identification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 30th day of June, 1998.

                                          STARWOOD HOTELS & RESORTS

                                          By:    /s/ BARRY S. STERNLICHT
                                            ------------------------------------
                                                    Barry S. Sternlicht
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature to the Registration Statement appears below hereby appoints Barry S. Sternlicht, Madison F. Grose and Sherwin L. Samuels, and each of them, as his attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file, all amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----
               /s/ BARRY S. STERNLICHT                   Chairman, Chief Executive           June 30, 1998
-----------------------------------------------------      Officer and Trustee (Principal
                 Barry S. Sternlicht                       Executive, Financial and
                                                           Accounting Officer)

                /s/ JEAN-MARC CHAPUS                     Trustee                             June 30, 1998
-----------------------------------------------------
                  Jean-Marc Chapus

                 /s/ BRUCE W. DUNCAN                     Trustee                             June 30, 1998
-----------------------------------------------------
                   Bruce W. Duncan

                /s/ MADISON F. GROSE                     Trustee                             June 30, 1998
-----------------------------------------------------
                  Madison F. Grose

               /s/ GEORGE J. MITCHELL                    Trustee                             June 30, 1998
-----------------------------------------------------
                 George J. Mitchell

                 /s/ ROGER S. PRATT                      Trustee                             June 30, 1998
-----------------------------------------------------
                   Roger S. Pratt

                /s/ STEPHEN R. QUAZZO                    Trustee                             June 30, 1998
-----------------------------------------------------
                  Stephen R. Quazzo

              /s/ STUART M. ROTHENBERG                   Trustee                             June 30, 1998
-----------------------------------------------------
                Stuart M. Rothenberg

                /s/ RAYMOND S. TROUBH                    Trustee                             June 30, 1998
-----------------------------------------------------
                  Raymond S. Troubh

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 30th day of June, 1998.

                                          STARWOOD HOTELS & RESORTS
                                          WORLDWIDE, INC.

                                          By:     /s/ RICHARD D. NANULA
                                            ------------------------------------
                                                     Richard D. Nanula
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby appoints Ronald C. Brown and Alan M. Schnaid, and each of them, as his or her attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments) to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----

               /s/ BARRY S. STERNLICHT                   Director                            June 30, 1998
-----------------------------------------------------
                 Barry S. Sternlicht

                /s/ RICHARD D. NANULA                    Chief Executive Officer and         June 30, 1998
-----------------------------------------------------      Director (Principal Executive
                  Richard D. Nanula                        Officer)

                 /s/ RONALD C. BROWN                     Executive Vice President and        June 30, 1998
-----------------------------------------------------      Chief Financial Officer
                   Ronald C. Brown                         (Principal Financial and
                                                           Accounting Officer)

                /s/ BRENDA C. BARNES                     Director                            June 30, 1998
-----------------------------------------------------
                  Brenda C. Barnes

                 /s/ JUERGEN BARTELS                     Director                            June 30, 1998
-----------------------------------------------------
                   Juergen Bartels

               /s/ JONATHAN D. EILIAN                    Director                            June 30, 1998
-----------------------------------------------------
                 Jonathan D. Eilian

                  /s/ BRUCE M. FORD                      Director                            June 30, 1998
-----------------------------------------------------
                    Bruce M. Ford

               /s/ GRAEME W. HENDERSON                   Director                            June 30, 1998
-----------------------------------------------------
                 Graeme W. Henderson

                 /s/ EARLE F. JONES                      Director                            June 30, 1998
-----------------------------------------------------
                   Earle F. Jones

                      SIGNATURE                                       TITLE                      DATE
                      ---------                                       -----                      ----
                /s/ MICHAEL A. LEVEN                                 Director                June 30, 1998
-----------------------------------------------------
                  Michael A. Leven

                                                                     Director                June   , 1998
-----------------------------------------------------
                   Daniel H. Stern

                /s/ BARRY S. VOLPERT                                 Director                June 30, 1998
-----------------------------------------------------
                  Barry S. Volpert

                  /s/ DANIEL W. YIH                                  Director                June 30, 1998
-----------------------------------------------------
                    Daniel W. Yih

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on June 30,1998.

                                          ITT CORPORATION 401(K)
                                          RETIREMENT SAVINGS PLAN

                                          By:        /s/  ALAN M. SCHNAID
                                          --------------------------------------
                                                       Alan M. Schnaid

                                          Title:   Vice President and Corporate
                                          Controller
                                          --------------------------------------

                                 EXHIBIT INDEX

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
     4.1      Amended and Restated Declaration of Trust of Starwood Hotels
              & Resorts (the "Trust"), as amended (incorporated by
              reference to Exhibit 3.1 of the Company's Joint Annual
              Report on Form 10-K for the fiscal year ended December 31,
              1997 (the "1997 Form 10-K"))................................
     4.2      Amended and Restated Articles of Incorporation of Starwood
              Hotels & Resorts Worldwide, Inc. (the "Corporation"), as
              amended (incorporated by reference to Exhibit 3.2 of the
              1997 Form 10-K).............................................
     4.3      Amended and Restated Trustees' Regulations of the Trust, as
              amended (incorporated by reference to Exhibit 3.3 of the
              1997 Form 10-K).............................................
     4.4      Amended and Restated Bylaws of the Corporation, as amended
              (incorporated by reference to Exhibit 3.4 of the 1997 Form
              10-K).......................................................
     4.5      Pairing Agreement dated June 25, 1986, between the Trust and the Corporation (incorporated by reference to Exhibit 4.1 to the Company's Joint Annual Report on Form 10-K for the year ended December 31, 1994)....................................
     4.6      Amendment No. 1 to the Pairing Agreement dated as of
              February 1, 1995, between the Trust and the Corporation
              (incorporated by reference to Exhibit 4.1 to the Company's
              Joint Annual Report on Form 10-K for the year ended December
              31, 1994)...................................................
     4.7      Amendment No. 2 to the Pairing Agreement dated as of January
              2, 1998, between the Trust and the Corporation (incorporated by reference to Exhibit 4.3 to the 1997 Form 10-K)..........
     5.1*     Opinion of Piper & Marbury L.L.P............................
     5.2*     Internal Revenue Service determination letter dated February
              17, 1998....................................................
    23.1*     Consent of Coopers & Lybrand L.L.P..........................
    23.2*     Consent of Arthur Andersen LLP..............................
    23.3*     Consent of Piper & Marbury L.L.P. (included in Exhibit
              5.1)........................................................
    24.1*     Powers of Attorney (included on the signature pages
              hereto).....................................................

---------------

* Filed herewith.